UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2008

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive
Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Amendment to Articles of Incorporation to Authorized Issuance of Preferred Stock. At our 2008 Annual Meeting of Shareholders held May 28, 2008, our shareholders approved a proposal to amend Section 2 of our Articles of Incorporation to authorize the issuance of preferred stock. When it becomes effective, the amendment will authorize our Board of Directors to issue up to 3,000,000 shares of no par preferred stock as an additional class of capital stock, to create separate series of shares within the new class, and to determine the numbers of shares, designations, terms, relative rights, preferences and limitations of the preferred stock, or of shares within each series of preferred stock, at the time of issuance, all by the Board’s resolution and without further shareholder approval. In general, shares of preferred stock issued pursuant to the newly authorized class of stock likely would have certain preferences over, or special terms that differed from, outstanding shares of our common stock.

A description of the amendment was contained in our definitive proxy statement for the 2008 Annual Meeting of Shareholders filed April 24, 2008, and a copy of the amendment was attached as Appendix A to the definitive proxy statement and is incorporated into this Report by reference. The amendment will become effective upon the filing of Articles of Amendment with the North Carolina Secretary of State.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer. On May 28, 2008, our Board of Directors and the Board of Bank of the Carolinas, our wholly-owned subsidiary (the “Bank”), elected Michael D. Larrowe, age 53, as our Executive Vice President and the Bank’s Executive Vice Chairman and Chief Operating Officer, in each case for an initial term of office of one year. He became an employee of the Bank on May 12, 2008. In connection with his election as an officer, our independent Corporate Governance Committee, which serves as our and the Bank’s compensation committee, approved an annual salary for Mr. Larrowe of $250,000. Mr. Larrowe has served as a member of the Bank’s Board of Directors since the Bank was organized in 1998, and he has served as our director since we were incorporated during 2006 as the Bank’s parent holding company. He will continue to serve as a member of both Boards.

Mr. Larrowe is a certified public accountant with 28 years of experience in public accounting, including extensive experience with audit, accounting, management, operations and other matters involving community banks and bank holding companies. Prior to becoming our employee, he had served as Regional Managing Shareholder with the public accounting firm of Elliott Davis, LLC since 2006. From 1993 until 2006, he was senior member of the public accounting firm of Larrowe & Company, PLLC.

For a number of years, we have engaged Mr. Larrowe’s former employer, Elliott Davis, LLC, or its predecessor, to provide various outsourced internal audit, accounting consultation, and information technology services that our independent accountants, Dixon Hughes, PLLC, are not permitted to provide us. Elliot Davis, LLC does not provide us or the Bank with any outside audit services. During 2007, we paid Elliot Davis, LLC $250,892 for its services. Because those services related to our accounting and internal audit functions, they were approved in advance by our Audit Committee.

Appointment of Principal Financial Officer. Also on May 28, 2008, our Board elected Michelle L. Clodfelter as our Vice President and Principal Financial Officer for an initial term of office of one year. Ms. Clodfelter also serves as Vice President and Controller of the Bank. The appointment to her additional position became effective on May 30, 2008, upon the effective date of the resignation of our previous Chief Financial Officer which we reported on May 19, 2008.

Ms. Clodfelter has been employed by the Bank since December 2004. Previously, she had been employed by Lexington State Bank since 1997 where she last served as Assistant Vice President and Accounting Department Manager.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following Exhibit is being filed or furnished with this Report

Exhibit No.	Exhibit Description
99.1	Text of amendment to our Articles of Incorporation is incorporated by reference from Appendix A to our definitive proxy statement filed April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date:	June 2, 2008	By:	/s/ Robert E. Marziano
Robert E. Marziano
Chairman and Chief Executive Officer

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